SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               September 21, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)

                          Xstream Beverage Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

    NEVADA                       33-30158-A                    62-1386351
(State or other             (Commission File No.)        (IRS Employer I.D. No.)
 Jurisdiction)


                        805 E. Hillsboro Blvd., 2nd Floor
                            Deerfield Beach, FL 33441
                    (Address of Principal Executive Offices)


                          Registrant's Telephone Number
                                 (954) 725-8988

                               GEYSER GROUP, LTD.
          (Former Name or Former Address if changed Since Last Report)

Item 4.   Changes in Registrant's Certifying Accountant.

H J & Associates, Certified Public Accountants, of Salt Lake City, Utah, audited the financial statements of the Company for the fiscal years ended April 30, 2000 and 1999; these financial statements accompanied the Registrant's 10-KSB Annual Report for the year ended April 30, 2000, which was previously filed with the Securities and Exchange Commission. The firm of H J & Associates was dismissed as our auditors pursuant to a meeting of our Board of Directors held September 20, 2001.

Daszkal, Bolton, Manela, Devlon & Co., Certified Public Accountants, of Boca Raton, Florida, presented the Company with an engagement letter. Due to a change in managment, the Company erroneously reported that Daszkal, Bolton, Manela, Devlon & Co.had been retained to audit the Company's books and records for the year ended December 31, 2001.

There were no disagreements between the Company and Daschle, Bolton, Manela, Devlon & Co. whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

Pursuant to a meeting of the Company's Board of Directors, held March 18, 2002,the Company chose to engage the accounting firm of Salberg & Company, P.A. as independent accountants for the Company

During our two most recent fiscal years and any subsequent interim period preceding the date of the change in accountants, there were no disagreements between the Company and H J & Associates, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

The reports of H J & Associates did not contain any adverse opinion or disclaimer of opinion, and with the exception of a standard "going concern" qualification because of the lack of material operations of the Registrant on the date of these Reports, were not qualified or modified as to uncertainty, audit scope or accounting principles.


During the Company's three most recent calendar years, and since then, neither H J & Associates nor Salberg & Company, P.A. has advised the Company that any of the following exists or is applicable:

         (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to their attention that has lead them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management;

         (2) That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

         (3) That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

During the Company's three most recent fiscal years and since then, the Company has not consulted Salberg & Company, P.A. regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

The Company has provided H J & Associates with a copy of the disclosure provided under this caption of this Report, and has advised it to provide the Company with a letter addressed to the Securities and Exchange Commission as to whether it agrees or disagrees with the disclosures made herein. A copy of its response is attached hereto and incorporated herein by this reference. See Item 7 of this Report.

Item 7. Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  None, not applicable.

         (b)      Pro Forma Financial Information.

                  None, not applicable.

         (c)      Exhibits.

         16.1 Response letter to Securities and Exchange Commission from H J & Associates, LLC.

         16.2 Response letter to Securities and Exchange Commission from Daszkal Bolton LLP

                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                Xstream Beverage Group, Inc.



Date:  3/19/02                  By /s/ Edward Arioli
      --------                  -----------------------------
                                       Edward Arioli
                                       President and Director